Exhibit 99.1

CyberSource Updates Q1 Forecast

Quarterly conference call set for April 16, 2003 at 1:30 PDT (details below)

MOUNTAIN VIEW, Calif.—April 7, 2003—CyberSource Corporation [NASDAQ: CYBS] today announced preliminary results for the quarter ended March 31, 2003. CyberSource reported that while transaction services revenue is expected to be consistent with or slightly above prior guidance of $5.0 million, sales of enterprise software and professional services are expected to be lower than previous guidance. Total revenue is expected to be approximately $6.3 to $6.4 million as compared to the previous guidance of $7.2 million. The entire shortfall is due to lower than expected sales of software and professional services. Earnings per share is expected to be consistent with previous guidance of a loss of $0.07. The overall net loss for the quarter is expected to be consistent with the company’s previous guidance of $2.1 million.

“Our transaction business was strong and in line with our guidance,” said Bill McKiernan, CyberSource chairman and CEO. “But the market for enterprise software and professional services continues to be challenging. Our enterprise software business was particularly slow in the last month of the quarter. Our transaction business continues to be solid and momentum is building in our channel relationships. “

Conference call details:

Date:    April 16, 2003

Time:    1:30 p.m. PDT, 4:30 p.m. EDT

Dial in numbers:	U.S./Canada: (888) 542-8515
International/Local dial-in: (706) 634-2163

Conference ID# 9588031

Conference Name:    CyberSource

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions manage transaction risk and enable electronic payment processing for Web, call center/IVR, and POS environments. CyberSource Professional Services designs, integrates, and optimizes enterprise-wide commerce transaction systems.

Approximately 3,000 businesses use CyberSource solutions, including over half of the Dow Jones Industrial companies. The company is headquartered in Mountain View, California, and has sales and service facilities in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

Contact:

Bruce Frymire

Director, Corporate Communications

650.965.6042—bfrymire@cybersource.com

©2003 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements, including any statements regarding beliefs, plans, estimates, projections, expectations, goals or intentions regarding the future. Forward-looking statements in this release include statements regarding (1) revenue forecasts, (2) the earnings per share forecast, and (3) the overall net loss forecast, and (4) the company’s transaction business continuing to be solid and momentum in the company’s channel. Factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as unforeseen adjustments in the course of completion of the accounting procedures for the first fiscal quarter; general economic conditions; unforeseen technical difficulties related to the Internet as a whole or to the CyberSource services in particular; the rate of spending by the company’s customers; the pace of growth of eCommerce; the development by the company and its competitors of new products and services; price competition; and other risks indicated in the company’s filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 26, 2003.